United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):

May 23, 2012
Fidelity National Financial, Inc.
(Exact name of Registrant as Specified in its Charter)
001-32630
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	16-1725106 (IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-8100
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Fidelity National Financial, Inc. (“FNF”) was held on May 23, 2012. The results of matters submitted to a vote were as follows:

1. The stockholders elected all persons nominated as Class I directors to serve until the 2015 FNF annual meeting of stockholders, as set forth in the Company's Proxy Statement dated April 13, 2012, with the following vote results:

	Shares Voted "For"	Authority to Vote "Withheld"
Frank P. Willey	148,017,481	14,962,597
Willie D. Davis	159,244,331	3,735,747

Directors whose term of office as a director continued after the meeting are as follows: William P. Foley, II, Douglas K. Ammerman, Thomas M. Hagerty, Peter O. Shea, Jr., Daniel D. (Ron) Lane, General William Lyon, Richard N. Massey and Cary H. Thompson.

2. The stockholders voted upon and approved a non-binding advisory proposal on executive compensation of our named executive officers with 133,569,779 votes for, 26,085,236 votes against, 3,325,063 abstentions and 23,700,890 broker non-votes.

3. The stockholders voted upon and ratified the appointment of KPMG, LLP as FNF's independent registered public accountants for 2012 with 183,710,729 votes for, 2,524,152 votes against, and 446,087 abstentions.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial, Inc.
Date:	May 30, 2012	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel and Corporate Secretary